Exhibit 10.4

MADISON

COMMERCE CENTER-A, LLC

Lease Agreement

This Lease Agreement is made on this 31 day of August, 2005, at Murrieta, California between MADISON COMMERCE CENTER-A, LLC. (hereinafter "Lessor" or MCC) and

ANDREW S. WHELAN DBA BIOELECTRONICS CORPORATIONS, (hereinafter "Lessee" or "Tenant").

I. Premises

MCC hereby leases to Tenant and Tenant hereby hires from MCC, the property hereinafter referred to as the "subject premises" located in the City of Murrieta, County of Riverside, State of California, and more particularly described as 41120 Elm Street, Suite No.(s). H-204 (Exhibit "A").

II. Term

X Fixed-Term Tenancy. The term of this Lease shall commence on OCTOBER 1, 2005 and continue until MARCH 31, 2006. Said rental term shall be automatically extended for the same period and all provisions applicable to the initial lease term shall apply to the extended lease term(s) with the exception of renewal rate, unless Lessee gives Lessor or Lessor gives Lessee written notice of cancellation of this renewal provision at least thirty (30) days prior to the expiration of any lease term.

III. Rent & Rent Deposit

Tenant shall pay as rent to MCC the sum of FIVE HUNDRED SEVENTY FIVE AND NO/100 Dollars ($575.00) as the first month’s rent and the sum of FIVE HUNDRED SEVENTY FIVE AND NO/100 ($575.00) as a deposit against payment of rent for the last month of occupancy under this Lease Agreement; thereafter, on or before the first day of each succeeding month, Tenant shall pay the sum of FIVE HUNDRED SEVENTY FIVE AND NO/100 Dollars ($575.00).

Resident has received concessions or other compensation as an inducement to enter into this agreement for a certain lease term. Resident shall repay the inducement prior to vacating the Premises if Resident terminates this lease or defaults before the end of the lease term. The agreed total value of the inducement received ______________________________________Resident terminates this lease or defaults before the end of the lease term. The agreed total value

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of the inducement received          N/A

In the event payment of rent is made after the fifth (5th) day of the month, an automatic late charge of $50.00 will be charged and must be included with rental payment.

A $50.00 charge will be paid by the Lessee to the Lessor for each returned check.

The deposit for payment of the final month’s rent provided for hereunder may be used by MCC for any purpose, free of trust, and no interest shall be paid to Tenant thereon.

IV. Set-Up Fee

Lessee acknowledges that Lessee has inspected the subject premises prior to taking occupancy and that the subject premises are clean and in good repair. On or before occupancy Lessee shall pay MCC the sum of NINETY FIVE Dollars ($95.00) for payment of expenses incurred by MCC for door directory signs, keys and general administrative set-up of account.

V. Use of Premises

The subject premises shall be used by Lessee as a business office and for uses normally incident thereto and for no other purpose. Lessee shall allow no hazardous or noxious materials to be stored at the subject premises and Lessee shall allow no activities on the subject premises, which are illegal or otherwise constitute a nuisance or disturbance to other tenants of the building.

VI. Covenants of Tenant/Lessee

Lessee covenants and agrees to pay each monthly installment of rent provided for herein on or before the due date, to use the subject premises for the purpose hereinabove stated, and to surrender the subject premises, together with appropriate office and building keys, upon the termination of tenancy in as good condition as existed at the date of initial occupancy, reasonable wear and tear excepted.

(a) Default: The occurrence of any of the following shall constitute a material default and breach of this Lease by Lessee: 1) Any failure by Lessee to pay rent or to make any other payments required to be made by Lessee hereunder, after written notice; 2) The abandonment or vacation of the Premises by Lessee, bankruptcy of Lessee, or assignment for benefit of creditors; 3) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for thirty (30) days after written notice thereof by Lessor to Lessee.

In the event of any such default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in public warehouse or elsewhere at the cost of and for the account of Lessee.

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(b) Abandonment: Lessee shall not vacate or abandon the premises at any time during the term and if Lessee shall abandon, vacate or surrender said premises for a period of thirty (30) days or be dispossessed by process of Law, or otherwise, any personal property belonging to Lessee and left on the premises shall be deemed to be abandoned.

(c) Keys: Lessee shall receive 1 key for each office leased and 1 key for entry into main office. Lessee shall pay to Lessor the sum of $25.000 for each key not returned at the expiration of this Lease, or for any additional duplicate keys provided to Lessee. Tenant shall not alter any lock or install additional locks or bolts on any door.

(d) Lessor’s Employees: Should Lessee elect to hire any of Lessor’s employees, during tenancy and/or for a one (1) year period following vacancy of premises, a fee shall be paid to Lessor in the amount of $10,000.00 per employee as compensation for Lessor’s loss thereof, unless Lessor does not intend to retain said employee(s).

(e) Fax/Copy Equipment: Lessee may maintain its own "desktop" fax machine equipment inside the leased office. Copy machines/equipment, free-standing machines and/or machines that require additional electricity or dedicated circuitry are not permitted. Lessee also agrees not to allow or solicit other clients on the premises to use Lessee’s fax equipment.

VII. Covenants of ND/Lessor

Lessor agrees to pay for janitorial services and all utilities (except telephone service, which shall be billed directly to Tenant by Verizon and the specified long distance carrier), unless Lessee participates in additional services offered by Lessor.

(a) Tenants must be present when telephone lines are installed and when telephones are programmed. Any subsequent changes will be at tenant’s expense.

(b) Rental payment includes a receptionist to meet and greet clients during business hours (8 a.m. to 5 p.m.) Monday through Friday, coffee service, use of up to five (5) free hours of conference room time, with a 6-month lease term, assuming availability is granted, per the reservation book. A $25.00 per hour charge will be billed to the Lessee for the use of the conference room in excess of the allowed "free" time. Additional services included are as follows: N/A

(c) Lessor shall provide office support services Monday through Friday during business hours; based on the then current rate sheet, shall be rendered at the end of each month and is due and payable charges, stationary supplies, parking validations, secretarial services, etc.) that have been incurred by MCC on behalf of the client/tenant during the previous monthly accounting period, payment is requested no later than the 10th day of each month following presentation of this statement.

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VIII. Successors and Assigns

The covenants and conditions herein contained shall be subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns or the parties hereto.

IX. Miscellaneous

1. This Lease Agreement is entered into in the State of California and shall be interpreted in accordance with the laws of the State of California.

2. This Lease Agreement constitutes the entire Agreement of the parties with respect to the subject matter hereof.

3. This Lease Agreement may not be modified except in writing signed by both parties. The subject matter hereof, the prevailing party shall be entitled to recover, in addition to costs, reasonable attorney’s fees.

Madison Commerce Center-A, LLC:		Tenant/Lessee:

By:	/s/ Theresa M. Hadley	By:	/s/ T. O’Connor

Print:	Theresa M. Hadley	Print:	T. O’Connor

Title:	Leasing Consultant	Title:	EVP/COO

Date:	8/31/05	Date:	8/31/05

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